As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4316614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Edwards Way

Irvine, California 92614

(Address, including zip code, of Principal Executive Offices)

Edwards Lifesciences Corporation

2001 Employee Stock Purchase Plan for International Employees

(Full title of the plan)

Mark D. Peterson

Corporate Vice President, General Counsel

Edwards Lifesciences Corporation

One Edwards Way

Irvine, California 92614

(949) 250-2500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Edwards Lifesciences Corporation (the “Company” or “Registrant”) to register additional securities issuable pursuant to the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees, as amended and restated, and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on May 7, 2021 (Commission File No. 333-255854);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025 (Commission File No. 001-15525);

(c)

The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March  26, 2025, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (Commission File No. 001-15525);

(d)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May  6, 2025 and August 6, 2025, respectively (each, Commission File No. 001-15525);

(e)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 8, 2025 and July 25, 2025 (each, Commission File No. 001-15525); and

(f)

The description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 13, 2023, which updated the description thereof contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Commission on April 5, 2000 (each, Commission File No. 001-15525), and any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Linda J. Park. Ms. Park is the Company’s Senior Vice President, Associate General Counsel and Corporate Secretary and is compensated by the Company as an employee. Ms. Park has participated in and holds awards granted under the Company’s equity and long-term compensation plans and owns shares of Common Stock.

Item 8.	Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees, as amended and restated February 13, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2025, filed with the Commission on August 6, 2025 (Commission File No. 001-15525)).

5	Opinion of Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 6, 2025.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Senior Vice President, Associate General Counsel, and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott B. Ullem, Mark Peterson, and Linda J. Park, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard J. Zovighian Bernard J. Zovighian	Chief Executive Officer (Principal Executive Officer)	August 6, 2025

/s/ Scott B. Ullem Scott B. Ullem	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2025

/s/ Andrew M. Dahl Andrew M. Dahl	Senior Vice President, Corporate Controller (Principal Accounting Officer)	August 6, 2025

/s/ Leslie C. Davis Leslie C. Davis	Director	August 6, 2025

/s/ David T. Feinberg David T. Feinberg	Director	August 6, 2025

/s/ Kieran T. Gallahue Kieran T. Gallahue	Director	August 6, 2025

/s/ Leslie S. Heisz Leslie S. Heisz	Director	August 6, 2025

/s/ Paul A. LaViolette Paul A. LaViolette	Director	August 6, 2025

Signature	Title	Date

/s/ Steven R. Loranger Steven R. Loranger	Director	August 6, 2025

/s/ Ramona Sequeira Ramona Sequeira	Director	August 6, 2025

/s/ Nicholas J. Valeriani Nicholas J. Valeriani	Director	August 6, 2025